Exhibit 99

                       Press Release dated April 14, 2003


       BESTNET COMMUNICATIONS CORPORATION ANNOUNCES SECOND QUARTER RESULTS
             AND THE RAISING OF OVER $1,000,000 IN WORKING CAPITAL.

     GRAND RAPIDS, Mich.--(PR Newswire)--April 14, 2003--BestNet Communications Corporation (OTCBB: BESC - News), a provider of patented Internet-based communication solutions, today announces results for the second quarter ending February 28, 2003. In addition, the company is also pleased to announce it has raised over $1,000,000 in capital to fund continued growth.

     Revenues for the second quarter ending February 28, 2003 increased 35% as compared with the same period last year. In addition, fiscal year to date revenue is up 47% as compared to last year. Cost of Goods Sold continued to trend lower as a percent of revenue reflecting close management of carrier and network costs. A positive 11.4% gross margin was generated during the second quarter as compared to negative contribution during the same period last year. Upward pressure was seen on General and Administrative costs however numerous steps have been taken to reduce these expenses. Steps include switching web-hosting providers, restructuring sales and marketing and close management of professional service fees. The results of these cost cutting measures will begin to be realized in the third quarter as a direct result of their implementation. Robert A. Blanchard, President and CEO of BestNet commented, "We are pleased with the higher demand for our services along with our ability to raise needed capital to fund our growth. This is a reflection of our continued commitment to the quality of our proprietary technology network, sound fiscal management, solid staff team work and meeting the needs of our global customers."

     BestNet is also pleased to report the completion of over $1,000,000 in private placement financing through both a Senior Secured Note and Unit offering. Further details of these financings are contained in the companies 10-QSB that will be released today. "We are very pleased with this recent infusion of working capital," said Paul H. Jachim, COO & CFO of BestNet. "Given current market conditions for companies of our size, this financing represents a significant accomplishment and gives us the resource we need to continue substantial growth of our business." Jachim went on to say, "I am also pleased with our recent cost improvement efforts. Those who have recently been to our web sites and used our applications have noticed an increase in speed and performance. This is directly related to a new web hosting relationship and new network equipment we put in place March 1, 2003. In addition to increased performance, our contract will provide us considerable cost savings during its three-year life. Additionally recent upgrades to our data base equipment has also improved service to our customers worldwide."

                                  ABOUT BESTNET

     BestNet Communications is an Internet-based provider of long distance, conference calling and e-commerce communication services. BestNet's services are accessed via the internet and delivered using standard phone lines. This results in a cost effective high quality service for both businesses and consumers.

     Under the brand name Bestnetcall (www.bestnetcall.com), the patented service offers subscribers premium quality calls, at significantly lower rates. Calls can also be launched via a desktop application or handheld devices including Palm(TM), Pocket PC(R) and Blackberry(TM) and used with any standard or wireless phone.

Contact BestNet at:  investors@bestnetcom.com

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE COVERED BY THE "SAFE HARBOR" CREATED THEREBY. THESE STATEMENTS INCLUDE THE PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, INCLUDING PLANS AND OBJECTIVES. THE FORWARD-LOOKING STATEMENTS HEREIN ARE BASED ON CURRENT EXPECTATIONS THAT INVOLVE JUDGMENTS WITH RESPECT TO, AMONG OTHER THINGS, FUTURE ECONOMIC, COMPETITIVE AND MARKET CONDITIONS AND FUTURE BUSINESS DECISIONS, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT ACCURATELY AND MANY OF WHICH ARE BEYOND CONTROL OF THE COMPANY. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, ANY ONE OF THE ASSUMPTIONS COULD BE INACCURATE AND, THEREFORE, CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE WILL PROVE TO BE ACCURATE.
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

               BESTNET COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                    FEBRUARY 28,       AUGUST 31,
                                                                        2003              2002
                                                                    ------------      ------------
                                                                     (UNAUDITED)
                                     ASSETS

Current Assets:
   Cash and cash equivalents                                        $    136,522      $    351,784
   Certificate of deposit                                                     --            22,773
   Accounts receivable, less allowance of
      $11,478 and $7,826                                                  50,601            72,844
   Prepaid expenses and other current assets                              93,638            71,801
                                                                    ------------      ------------
      Total current assets                                               280,761           519,202

Property and equipment, net of accumulated
   depreciation of $2,546,660 and $2,335,732                           1,249,067         1,625,348
License fee, net of accumulated amortization
   of $4,621,313, and $3,930,258                                       5,053,455         5,744,510
Note receivable from Softalk                                           1,549,020         1,508,043
Deposits and other assets                                                 81,504           103,297
                                                                    ------------      ------------

          Total assets                                              $  8,213,807      $  9,500,400
                                                                    ============      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses                            $    785,480      $    700,270
   Notes payable, net of discount of $502,766 and $96,875                333,659           203,125
   Deferred interest income                                              170,300           129,323
   Deferred revenue                                                       11,159            13,407
                                                                    ------------      ------------
      Total current liabilities                                        1,300,598         1,046,125

Common stock, par value $.001 per share; 50,000,000 shares
  authorized; 19,199,825 and 16,530,005 shares issued and
  outstanding                                                             19,200            16,530
Additional paid-in capital                                            33,033,993        31,041,961
Accumulated deficit                                                  (26,161,984)      (23,488,980)
Common stock subscribed, underlying common shares of
   50,000 and 1,866,842                                                   22,000           884,764
                                                                    ------------      ------------

          Total stockholders' equity                                   6,913,209         8,454,275
                                                                    ------------      ------------

          Total liabilities and stockholders' equity                $  8,213,807      $  9,500,400
                                                                    ============      ============

     See accompanying notes to condensed consolidated financial statements.

               BESTNET COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE THREE MONTHS ENDED FEBRUARY 28, 2003 AND 2002

                                                           2003              2002
                                                       ------------      ------------
                                                        (UNAUDITED)       (UNAUDITED)

Revenues:                                              $    316,628      $    233,417
                                                       ------------      ------------
Expenses:
   Cost of revenues (exclusive of depreciation and
      amortization shown separately below)                  280,031           300,353
   General and administrative expenses                      484,763           408,528
   Depreciation and amortization                            557,763           572,787
                                                       ------------      ------------
          Total expenses                                  1,322,557         1,281,668
                                                       ------------      ------------

          Loss from operations                           (1,005,929)       (1,048,251)
                                                       ------------      ------------

Other income (expense):
   Interest income                                              700               182
   Interest expense                                        (211,737)               --
   Preferred stock conversion penalty                            --                --
   Foreign asset tax expense                                     --           (30,000)
   Gain on sale of assets                                        --                --
   Other (expense) income                                     2,593            (3,893)
                                                       ------------      ------------

          Total other expense                              (208,444)          (33,711)
                                                       ------------      ------------

          Loss from continuing operations                (1,214,373)       (1,081,962)

Discontinued Operations
   Operating income from discontinued operations                 --               667
   Loss on sale of discontinued operations                       --                --
                                                       ------------      ------------

          Income from discontinued operations                    --               667
                                                       ------------      ------------

          Loss from operations                           (1,214,373)       (1,081,295)
                                                       ------------      ------------

Preferred stock dividends                                        --             7,125
                                                       ------------      ------------

Loss available to common shareholders                  $ (1,214,373)     $ (1,088,420)
                                                       ============      ============
Loss per common share, basic and diluted
          Continuing operations                        $       (.06)     $       (.07)
          Discontinued operations                                --               .00
                                                       ------------      ------------

                                                       $       (.06)     $       (.07)
                                                       ============      ============
Weighted average number of shares outstanding,
   basic and diluted                                     19,200,663        15,078,284
                                                       ============      ============


     See accompanying notes to condensed consolidated financial statements.